NSAR
811-01716 - AB Cap Fund
77Q1

INVESTMENT ADVISORY CONTRACT

AB CAP FUND, INC.

1345 Avenue of the Americas
New York, New York 10105


July 22, 1992, as amended
September 7, 2004, December 15,
2004, December 23, 2009, August 2,
2010, October 26, 2010, July 6,
2011, August 31, 2011, December 8,
2011, December 15, 2011,
September 27, 2012, December 12,
2012, March 1, 2014,
October 22, 2014, November 12,
2014, December 3, 2014, December
18, 2014, March 4, 2015, April 15,
2015, July 1, 2015, July 29, 2015,
September 9, 2015, December 3,
2015, November 1, 2016, February
3, 2017, May 5, 2017 and June 28,
2017.

AllianceBernstein L.P.
1345 Avenue of the Americas New York, New York 10105

Dear Sirs:

		We herewith confirm our agreement with you as follows:

We are currently authorized to issue separate classes of shares and our Board of Directors is authorized to reclassify and issue any unissued shares to any number of additional classes or series Portfolios each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and statement of additional information constituting parts of our Registration Statement on Form N-lA filed with the Securities and Exchange Commission the Commission under the
Securities Act of 1933, as amended, and the Investment
Company Act of 1940, as amended the Registration Statement.
We are engaged in the business of investing and reinvesting
our capital of each of our Portfolios in securities of the type and in accordance with the limitations specified in our
Certificate of Incorporation, By-Laws, Registration Statement,
and any representation made in our Prospectus, all in such
manner and to such extent as may from time to time be
authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof. We will also keep you currently advised as to the make-up of the portfolio of securities in each of our Portfolios.
a We hereby employ you to advise us in respect of investing and reinvestment of our capital in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.
	b You on your own motion will advise us whenever in
your opinion conditions are such as to make it desirable that a specific security or group of securities be eliminated from the portfolio of securities of a Portfolio or added to it. You will also keep us in touch with important developments affecting any
Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, or the industries in which they engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may
believe desirable for inclusion in a Portfolio. You will also furnish us with such statistical information with respect to the securities in each of our Portfolios which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may request. In advising us, you will bear in mind the limitations imposed by our Certificate of Incorporation and statement of policy included in our Registration Statement and the limitations in the Investment Company Act and of the Internal Revenue Code
in respect of regulated investment companies for each of our
Portfolios.
	c It is understood that you will from time to time
employ or associate with yourselves such persons as you
believe to be particularly fitted to assist you in the execution of this contract, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement you will
provide persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide
persons, who may be our officers, to render such clerical, accounting, administrative and other services to us as we may from time to time request of you. Such personnel may be
employees of you and your affiliates. We will pay to you or
your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our
Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own
employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates other than us shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.
It is further agreed that, except as provided in paragraph 2c hereof, you shall be responsible for the following expenses
incurred by us during each year or portion thereof that this agreement is in effect between us: i the compensation of any of our directors, officers, and employees who devote less than all of their time to our affairs and who devote part of their time to the affairs of you and your affiliates, ii expenses of computing the net asset value of the shares of each of our Portfolios to the extent such computation is required under applicable Federal securities laws, iii expenses of office rental, and iv clerical and bookkeeping expenses. We shall be responsible and hereby assume the obligation for payment of all our other expenses
including a brokerage and commission expenses, b Federal,
State or local taxes, including issue and transfer taxes, incurred by or levied on us, c interest charges on borrowing, d fees and expenses of registering the shares of each of our Portfolios under the appropriate Federal securities laws other than
expenses relative to the initial registration and of qualifying the shares of each of our Portfolios under applicable State securities laws, including expenses attendant upon renewing
and increasing such registrations and qualifications, e expenses of printing and distributing our prospectuses and other reports to stockholders, f costs of proxy solicitations, g charges and expenses incurred by us in acting as transfer agent and registrar of the shares of each of our Portfolios, h charges and expenses of our custodian, i compensation of our officers, directors and employees who do not devote any part of their
time to the affairs of you or your affiliates, U legal and
auditing expenses, k payment of all investment advisory fees including the fees payable to you hereunder, 1 costs of stationery and supplies, and m such promotional expenses as
may be contemplated by an effective plan pursuant to Rule
12b-1 under the Act; provided, however, that our payment of
such promotional expenses shall be in the amounts, and in
accordance with the procedures, set forth in such plan.
We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of your reckless disregard of your obligations and duties hereunder.
In consideration of the foregoing we will pay you, in the case of the AB Small Cap Growth Portfolio, a monthly fee at an
annualized rate of .75 of 1.00% of the first $2.5 billion, .65 of 1.00% of the excess over $2.5 billion up to $5 billion and .60 of 1.00% of the excess over $5 billion of the average daily net assets of the AB Small Cap Growth Portfolio managed by you.
In the event of any termination of this agreement, your
compensation will be calculated on the basis of a period
ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
In consideration of the foregoing we will pay you, in the case of the AB Emerging Markets Multi-Asset Portfolio, a monthly
fee at an annualized rate of 0.85 of 1% of the first $1 billion,
0.80 of 1% of the excess over $1 billion up to $2 billion, 0.75 of 1% of the excess over $2 billion up to $3 billion and 0.70 of
1% of the excess over $3 billion of the average daily net assets of the AB Emerging Markets Multi-Asset Portfolio managed
by you. Your compensation for the period from the date
hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the
proportion which such period bears to such full month. In the event of any termination of this agreement, your
compensation will be calculated on the basis of a period
ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in
the current period as a percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in the case of the AB Select US Equity Portfolio, a monthly fee at an annualized rate of 1% of the average daily net assets of the AB Select US Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be
prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total
number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of the AB Select US Long/Short Portfolio, a monthly fee at an annualized rate of 1.50% of the first $2.5 billion,
1.475% of the excess over $2.5 billion of the average daily net assets of the AB Select US Long/Short Portfolio managed by you. Your compensation for the period from the date hereof
through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion
which such period bears to such full month. In the event of
any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a
percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of AB Concentrated Growth Fund, a monthly fee at
an annualized rate of 0.80% of the average daily net assets of the AB Concentrated Growth Fund managed by you. Your
compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such
period bears to such full month. In the event of any
termination of this agreement, your compensation will be
calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a
percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of AB Global Core Equity Portfolio, a monthly fee at an annualized rate of 0.75 of 1.00% of the first $2.5 billion,
0.65 of 1.00% of the excess over $2.5 billion up to $5.0
billion, and 0.60 of 1.00% of the excess over $5 billion of the average daily net assets of the AB Global Core Equity
Portfolio managed by you. Your compensation for the period
from the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated
according to the proportion which such period bears to such
full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in
the current period as a percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of AB Small Cap Value Portfolio, a monthly fee at an annualized rate of 0.80% of the average daily net assets of the
AB Small Cap Value Portfolio managed by you. Your
compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such
period bears to such full month. In the event of any
termination of this agreement, your compensation will be
calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a
percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in the case of AB All Market Income Portfolio, a monthly fee at an annualized rate of 0.70% of the average daily net assets of the
AB All Market Income Portfolio managed by you. Your
compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such
period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this
agreement is in effect, subject to proration based on the
number of days elapsed in the current period as a percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of AB All Market Alternative Return Portfolio, a
monthly fee at an annualized rate of 0.75% of the average
daily net assets of the AB All Market Alternative Return
Portfolio managed by you. Your compensation for the period
from the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated
according to the proportion which such period bears to such
full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in
the current period as a percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of AB Concentrated International Growth Portfolio, a monthly fee at an annualized rate of 0.85% of the average
daily net assets of the AB Concentrated International Growth Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated
according to the proportion which such period bears to such
full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in
the current period as a percentage of the total number of days in such period.
In consideration of the foregoing we will pay you, in the case of
AB International Strategic Core Portfolio, a monthly fee at an annualized rate of 0.75% of the first $2.5 billion, 0.65% of the excess of $2.5 billion up to $5 billion, and 0.60% of the excess over $5 billion of the average daily net assets of the AB International Strategic Core Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	In consideration of the foregoing we will pay you, in
the case of AB Emerging Markets Core Portfolio, a monthly
fee at an annualized rate of 0.95% the first $2.5 billion, 0.90%
of the excess over $2.5 billion up to $5 billion, and 0.85% of the excess over $5 billion of the average daily net assets of the
AB Emerging Markets Core Portfolio managed by you. Your
compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such
period bears to such full month. In the event of any
termination of this agreement, your compensation will be
calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a
percentage of the total number of days in such period.
m 	In consideration of the foregoing we will pay you, in the
case of AB Asia ex Japan Equity Portfolio, a monthly fee at an annualized rate of 0.90% of the first $2.5 billion and 0.85% of the excess over $2.5 billion of the average daily net assets of the AB Asia ex Japan Equity Portfolio managed by you. Your compensation for the period from the date hereof
through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be
calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
n 	In consideration of the foregoing, we will pay you, in the
case of AB FlexFee Large Cap Growth Portfolio, AB FlexFee US
Thematic Portfolio, AB FlexFee Core Opportunities Portfolio, AB FlexFee International Strategic Core Portfolio and AB FlexFee Emerging Markets Growth Portfolio each, a Performance Fee
Fund, a fee as described in Schedule A to this agreement. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
Except with respect to the AB FlexFee Emerging Markets Growth Portfolio, this agreement shall become effective on the date hereof and shall continue in force until September 30, 1992 with respect to the AB Small Cap Growth Portfolio, August 31, 2013 with
respect to AB Emerging Markets Multi-Asset Portfolio,
December 8, 2013 with respect to AB Select US Equity Portfolio,
July 1, 2016 with respect to AB Select US Long/Short Portfolio,
March 1, 2016 with respect to AB Concentrated Growth Fund,
November 12, 2016 with respect to AB Global Core Equity
Portfolio, December 3, 2016 with respect to AB Small Cap Value Portfolio, December 18, 2016 with respect to AB All Market
Income Portfolio, March 4, 2017 with respect to AB All Market Alternative Return Portfolio, April 15, 2017 with respect to
AB Concentrated International Growth Portfolio, July 29, 2017
with respect to AB International Strategic Core Portfolio,
September 9, 2017 with respect to AB Emerging Markets Core
Portfolio, December 3, 2017 with respect to AB Asia ex Japan
Equity Portfolio, and June 28, 2019 with respect to AB
FlexFee Large Cap Growth Portfolio, AB FlexFee US
Thematic Portfolio, AB FlexFee Core Opportunities Portfolio
and AB FlexFee International Strategic Core Portfolio, and
continue in effect thereafter with respect to a Portfolio
provided that such continuance is specifically approved at least annually by our Board of Directors including a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party, or by vote of a majority of our outstanding voting securities as defined in the Investment Company Act of each Portfolio. With respect to AB FlexFee Emerging Markets
Growth Portfolio, this agreement shall become effective on
Julyl, 2017 and shall continue in force until July 1, 2019, and continue in effect thereafter provided that such continuance is specifically approved at least annually by our Board of
Directors including a majority of our directors who are not
parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party, or by vote of a majority of our outstanding voting securities as defined in the Investment Company Act of the AB FlexFee Emerging
Markets Growth Portfolio. This agreement may be terminated
with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities as so defined of such Portfolio, or by a vote of a majority of our entire Board of Directors on sixty days written notice to you, or by you with respect to any Portfolio on sixty days written notice to us.
7. 	This agreement may not be transferred, assigned, sold or
in any manner
hypothecated or pledged and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms transfer, assignment, and sale as used in this paragraph shall have the meanings ascribed thereto by governing and any interpretation thereof contained in rules or regulations promulgated by the Commission thereunder.
a Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise interested persons with respect to us within the meaning of the Investment Company Act of 1940 to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
b You will notify us of any change in the general partners of your partnership within a reasonable time after such change.
It is understood that, whether or not we follow the investment advice and recommendations given by you to us hereunder, the provisions contained herein concerning your compensation hereunder shall be binding on you and us.


If the foregoing is in accordance with your understanding, will you kindly soindicate by signing and returning to us the enclosed copy hereof.

		Very truly yours,
	AB CAP FUND, INC.
						By: 	/s/Eric
C. Freed
							Name:
Eric C. Freed
							Title:
	Assistant Secretary


Accepted: As of July 22, 1992, as amended September 7,
2004, December 15, 2004, December 23, 2009, August 2,
2010, October 26, 2010, July 6, 2011, August 31, 2011,
December 8, 2011, December 15, 2011, September 27, 2012,
December 12, 2012, March 1, 2014, October 22, 2014,
November 12, 2014, December 3, 2014, December 18, 2014,
March 4, 2015, April 15, 2015, July 1, 2015, July 29, 2015,
September 9, 2015, December 3, 2015, November 1, 2016,
February 3, 2017, May 5, 2017 and June 28, 2017.

AllianceBernstein L.P.

By:	/s/Emilie D. Wrapp
	Name: Emilie D. Wrapp
	Title: Assistant Secretary




SCHEDULE A
to the Investment Advisory Contract between AB CAP FUND,
INC.
and ALLIANCEBERNSTEIN L.P.
General. In consideration of the services described in the agreement, we will pay you, in the case of each Performance Fee Fund, a fee Management Fee that will be composed of a Base
Fee defined below and a Performance Adjustment defined below to the Base Fee based upon the investment performance of the Advisor Class shares of the Performance Fee Fund Measuring
Class in relation to the investment record of a securities index determined by our Board of Directors to be appropriate Index over the same performance period.

Base Fee. The base fee is calculated and accrued daily, at a specified annualized percentage rate of the Performance Fee
Funds average daily net assets Base Fee as set forth below.


Performance Fee Fund
Base Fee
AB FlexFee Large Cap Growth
Portfolio
0.55%
AB FlexFee US Thematic
Portfolio
0.55%
AB FlexFee Core Opportunities
Portfolio
0.55%
AB FlexFee International
Strategic Core Portfolio
0.55%
AB FlexFee Emerging Markets
Growth Portfolio
0.75%

Performance Adjustment. Your compensation is increased or decreased from the Base Fee by a performance adjustment
Performance Adjustment that depends on whether, and to what extent, the investment performance of the Measuring Class exceeds, or is exceeded by, the performance of the Index Hurdle as set forth below over the Performance Period as defined below.

Performance Fee Fund
Index Hurdle
AB FlexFee Large Cap Growth Portfolio
Russell 1000 Growth Index plus 1.40% 140 basis points
AB FlexFee US Thematic Portfolio
SP 500 Index plus 1.40 % 140 basis points
AB FlexFee Core Opportunities Portfolio
SP 500 Index plus 1.40% 140 basis points
AB FlexFee International Strategic Core Portfolio
MSCI EAFE Index net plus 1.40% 140 basis points
AB FlexFee Emerging Markets Growth Portfolio
MSCI Emerging Markets Index net plus
1.75 % 175 basis points

AB FlexFee Large Cap Growth Portfolio, AB FlexFee US
Thematic Portfolio, AB FlexFee Core Opportunities Portfolio and AB FlexFee International Strategic Core Portfolio

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 0.00357%
0.357 basis points of the Performance Fee Funds average daily net assets for each 0.01% 1 basis point of absolute performance by which the performance of the Measuring
Class exceeds or lags the performance of the Index Hurdle for the period from the beginning of the Performance Period through the prior business day. The maximum Performance Adjustment positive or negative will not exceed an annualized rate of+/- 0.50% 50 basis points of the Performance Fee
Funds average daily net assets, which would occur when the performance of the Measuring Class exceeds, or is exceeded by, the performance of the Index by 2.80% percentage points 280 basis points for the Performance Period.

AB FlexFee Emerging Markets Growth Portfolio
The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 0.004% 0.40 basis points of the Performance Fee Funds average daily net assets for each 0.01% 1 basis point of absolute performance by which the performance of the Measuring Class exceeds or lags the performance of the Index Hurdle for the period from the beginning of the Performance Period through the prior business day. The maximum Performance Adjustment positive or negative will not exceed an annualized rate of+/- 0.70% 70 basis points of the Performance Fee Funds average daily net assets, which would occur when the performance of the Measuring Class exceeds, or is exceeded by, the performance of the Index by 3.50% percentage points 350 basis points for the Performance Period.

All Performance Fee Funds

For purposes of calculating the Performance Adjustment, the investment performance of the Measuring Class will be the sum of:

the change in the Class net asset value NAV per share during the Performance Period; plus the value of the Class cash distributions per share accumulated to the end of the Performance Period; plus the value of capital gains taxes per share paid or payable on undistributed realized long term capital gains accumulated to the end of the Performance Period; expressed as a percentage of the Class NAV per share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long term capital gains shall be treated as reinvested in shares of the Class at the NAV per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

The investment record of the Index will be the sum of:

the change in the level of the Index during the Performance
Period; plus

the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period;
expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at least as frequently as the end of each calendar quarter following the payment of the dividend.

Notwithstanding any other provision in this Schedule A, any calculations of the investment performance of the Measuring
Class and the investment performance of the Performance Fee
Funds Index will be made in accordance with the Investment
Advisers Act of 1940, as amended, and any applicable rules thereunder.

Performance Period. The period over which performance is measured Performance Period is initially from June 28, 2017 to December 31, 2018 for AB FlexFee Large Cap Growth
Portfolio, AB FlexFee US Thematic Portfolio AB FlexFee Core Opportunities Portfolio and AB FlexFee International Strategic Core Portfolio and from July 1, 2017 to December 31, 2018 for AB FlexFee Emerging Markets Growth Portfolio, and thereafter each 12-month period beginning on the first business day in the month of January through December 31 of the same year.

Payment of Fees. With respect to each Performance Fee Fund, we will pay you, on a monthly basis, the minimum fee rate of 0.05% on an annualized basis Base Fee minus the maximum Performance Adjustment applied to the average daily net assets of the Performance Fee Fund for the month. At the end of the Performance Period, we will pay you the total Management Fee for the Performance Period, less the amount of any minimum fees paid during the Performance Period.

Index. The Performance Fee Funds Index is set forth in the chart above under the column Index Hurdle. If our Board of Directors determines that another appropriate Index should be substituted as the Index, the Board may determine to use such other appropriate Index for purposes of the Performance Adjustment the Replacement Index without shareholder approval, unless shareholder approval of the change is otherwise required by applicable law. Any Replacement Index will be applied prospectively to determine the amount of the Performance Adjustment. The Index will continue to be used to determine the amount of the Performance Adjustment for that part of the Performance Period prior to the effective date of the Replacement Index.

Measuring Class. The Measuring Class of shares of the
Performance Fee Fund initially is the Advisor Class shares of the Performance Fee Fund. If our Board of Directors determines that a different class of shares of the Performance Fee Fund is the most appropriate for use in calculating the Performance Adjustment, the Board may change the class of shares used as the Measuring Class without shareholder approval, unless shareholder approval of such change is otherwise required by applicable law. If a different class of shares the Replacement Measuring Class is substituted in calculating the Performance Adjustment, the use of the Replacement Measuring Class of shares for purposes of calculating the Performance Adjustment may apply to the entire Performance Period so Jong as the Replacement Measuring Class was outstanding at the beginning of such period. If the Replacement Measuring Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the Replacement Measuring Class was outstanding, and any previous portion of the Performance Period will be calculated using the Measuring Class.